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NEW RELIC, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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NEW RELIC, INC.
188 Spear Street, Suite 1000
San Francisco, CA 94105

July 19, 2021

Dear Stockholder:

We have previously sent you proxy material for the Annual Meeting of New Relic, Inc. stockholders, to be held on August 18, 2021. The Board of Directors unanimously recommends that stockholders vote FOR all items on the agenda.

Proposal 4, to approve an amendment to New Relic’s Amended and Restated Certificate of Incorporation to declassify our Board of Directors, requires the affirmative vote of holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the outstanding shares for approval. Your vote is important, no matter how many or how few shares you may own.

If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Mark Sachleben

Mark Sachleben
Chief Financial Officer and
Corporate Secretary

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-456-3510